UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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INDEPENDENT BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2015

Dear Fellow Shareholder:

I am pleased to invite you to our 2015 Annual Shareholder Meeting, which will be held at 10:00 a.m. on Thursday, May 21, 2015 at the Holiday Inn-Rockland-Boston South in Rockland, Massachusetts. The formal meeting notice and proxy statement on the following pages contain information about the meeting. We are sending a Notice of Internet Availability of Proxy Materials and will provide access to our proxy materials over the internet beginning on or about April 8, 2015 for the holders of record and beneficial owners of our common stock as of the close of business on March 27, 2015, the record date for our annual meeting.

You can ensure that your shares are represented at the annual meeting by voting and submitting your proxy. Voting procedures are described in the proxy statement. Your vote is important, so I urge you to cast it promptly.

Cordially,

Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

93
BOSTON
90
NORFOLK
COUNTY
3
Rockland
3A
495
PLYMOUTH
COUNTY
44
BRISTOL
COUNTY
95
Providence

DRIVING DIRECTIONS

From Boston and Points North:

•	Take Route 93 South to Route 3 South

•	Take Exit 14 (Rockland, Nantasket) off Route 3

•	At the end of the exit ramp bear right onto Hingham Street (Route 228)

•	The Holiday Inn-Rockland-Boston South is located approximately 0.4 miles on the left behind Bellas Restaurant.

From Cape Cod:

•	Take Route 3 North to Exit 14 (Rockland, Nantasket)

•	At the end of the exit ramp turn left onto Hingham Street (Route 228)

•	The Holiday Inn-Rockland-Boston South is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDER MEETING

The Annual Shareholder Meeting of Independent Bank Corp. will be held at the

HOLIDAY INN-ROCKLAND-BOSTON SOUTH
929 Hingham Street
Rockland, Massachusetts 02370
on May 21, 2015 at 10:00 a.m.

At the annual meeting we will ask you to:

(1)	Reelect Donna L. Abelli, Kevin J. Jones, and John J. Morrissey as Class I Directors;

(2)	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015;

(3)	Approve amendments to our Articles of Organization and By-Laws to implement a majority voting standard for Directors in uncontested elections;

(4)	Approve, on an advisory basis, the compensation of our named executive officers; and

(5)	Transact any other business which may properly come before the annual meeting.

You may vote at the annual meeting if you were a shareholder of record at the close of business on March 27, 2015.

Important Notice Regarding Internet Availability of Proxy Materials for May 21, 2015 Shareholder Meeting: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2014 are available at www.envisionreports.com/INDB.

By Order of the Independent Bank Corp. Board of Directors

Rockland, Massachusetts	Edward H. Seksay

April 2, 2015	General Counsel, Corporate Secretary, and Clerk

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN! Please promptly vote your shares. Voting procedures are described in the proxy statement.

INDEPENDENT BANK CORP. PROXY STATEMENT

2015 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES

This proxy statement contains information about the 2015 Annual Shareholder Meeting of Independent Bank Corp. The meeting will be held on Thursday, May 21, 2015, beginning at 10:00 a.m. at the Holiday Inn-Rockland-Boston South, 929 Hingham Street, Rockland, Massachusetts. Independent Bank Corp. is, for ease of reference, sometimes referred to in this proxy statement as the "Company." Rockland Trust Company, our wholly-owned bank subsidiary, is for ease of reference referred to in this proxy statement as "Rockland Trust."

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 27, 2015 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On March 27, 2015, there were 26,137,417 shares of our common stock outstanding and eligible to vote.

How do I vote?

If you are a registered shareholder (that is, if you hold shares directly registered in your own name) you have four voting options:

•	Over the internet at the internet address shown on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”);

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or

•	By attending the annual meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy, along with proof of your identity, at the meeting.

Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our clerk at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our clerk at least one business day prior to the meeting, or (iii) by appearing at the meeting in person and giving our clerk proper written notice of his or her intention to vote in person.

If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.

Who is asking for my vote?

The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed a definitive proxy statement with the United States Securities and Exchange Commission ("SEC") on March 30, 2015 and the Board anticipates that it will be made available via the internet on April 8, 2015.

What are your voting recommendations?

The Board recommends that you vote as follows:

(1)    “FOR” the reelection of each of Donna L. Abelli, Kevin J. Jones, and John J. Morrissey to serve as Class I Directors.

(2)    “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

(3)    “FOR” the proposal to approve amendments to our Articles of Organization and By-Laws.

(4)    “FOR” the advisory vote on the compensation of our named executive officers.

Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. The Board will only use proxies received prior to or at the annual meeting and any adjournments or postponements thereof for which no new record date is set. Upon such other matters as may properly come before the meeting, the persons appointed as proxies will vote in accordance with their best judgment.

How many votes are needed?

Assuming a quorum is present, the vote required for approval of the matters to be considered is as follows:

•
Proposal 1: A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are to be elected at the meeting. At our meeting the maximum number of Class I directors to be elected is three.

•	Proposal 2: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the ratification of the appointment of our independent registered accounting firm.

•
Proposal 3: At least a majority of the issued and outstanding common stock as of the March 27, 2015 record date, in person or by proxy, is required to approve the amendments to our Articles of Organization and By-Laws to implement a majority voting standard for Directors in uncontested elections.

•	Proposal 4: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the advisory proposal on the compensation of our named executive officers.

Abstentions and broker non-votes have no effect on proposals 1, 2 and 4. Abstentions and broker-non votes have the effect of a vote AGAINST proposal 3.

.

Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. If a matter is not considered “routine” then the bank, broker, or other nominee may not vote shares with respect to non-routine matters if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer's shares because the matter is not considered routine.

The only proposal before the meeting this year that is deemed a “routine” matter is, the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. This means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors, approval of amendments to our articles of organization and by-laws, and the advisory vote regarding executive compensation are not considered “routine” matters. As a result, if you do not instruct your bank, broker, or nominee how to vote with respect to those matters, your bank, broker, or nominee may not vote on those proposals and a broker “non-vote” will occur.

Who can attend the meeting?

Shareholders of record as of March 27, 2015 may attend the meeting, accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.

How many shareholders need to attend the meeting?

In order to conduct the meeting, a majority of shares entitled to vote as of the record date, or at least 13,068,709 shares, must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Where can I find the voting results from the meeting?

The voting results will be reported in a Form 8-K, which will be filed with the SEC within four business days of the meeting.

Householding of annual meeting materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one Notice of Internet Availability (or, as the case may be, one set of proxy materials and a separate proxy card for each stockholder account in the household). If applicable, please vote all proxy cards enclosed in such a package. We will promptly deliver a separate copy of the Notice of Internet Availability, or proxy statement or proxy card, to you if you contact us at the following address or telephone number: Edward H. Seksay, General Counsel, Corporate Secretary, and Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370; telephone: (781) 982-6158. If you want to receive separate copies of the Notice of Internet Availability (or proxy materials) in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address or telephone number above.

Participation in householding will not affect or apply to any of your other stockholder mailings. Householding saves us money by reducing printing and postage costs, and is environmentally friendly. It also creates less paper for participating stockholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1):

The Company's articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years.

Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually.

The Board or the Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement as the nominating committee, selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination of directors by our shareholders, see “Board of Directors Information - Shareholder Director Nominations” below.

All director candidates are evaluated in accordance with the criteria set forth in the Company's Governance Principles, which may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com)1, with respect to director qualifications. While the Board and the nominating committee have no specific policy with regard to the consideration of diversity for director nominees, in evaluating the qualifications of potential new directors the Board has historically considered a set of recruitment criteria intended to, based upon the characteristics of the then current Board, take Board diversity into account in the director selection process with respect to personal attributes and characteristics, professional experience, skills, and other qualifications.

The Board and the nominating committee, with the directors up for re-election abstaining, have nominated Donna L. Abelli, Kevin J. Jones, and John J. Morrissey, whom we refer to in this proxy statement as the "board nominees," for reelection at the annual meeting to the class of directors whose terms will expire at the 2018 annual meeting. In nominating each of the board nominees for reelection, the Board or the nominating committee determined that the board nominees possess the specific experience, qualifications, attributes, and skills described below under "Board of Directors Information" to serve as a director of the Company and Rockland Trust.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. Each of the board nominees has consented to serve, and we have no reason to believe that any of the board nominees will be unable to serve if elected. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

The Board unanimously recommends that you vote
FOR the reelection of each of the board nominees. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

1 We have included references to the Rockland Trust website address at different points in this proxy statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this proxy statement.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2):

The audit committee has appointed the firm Ernst & Young LLP (“EY”) to serve as the Company's independent registered public accounting firm for 2015. While we are not required to have shareholders ratify the selection of EY as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of EY for ratification by shareholders as a matter of good corporate practice.

The following table shows the fees paid or accrued by us for professional services provided by EY during 2014 and 2013:

	2014	2013
Audit Fees	$714,500	$722,300
Audit-Related Fees (1)	97,700	92,500
Tax-Related Fees	—	—
Other (2)	1,995	2,490
Totals	$814,195	$817,290

(1) Audit-related fees are associated with the employee benefit plan and other subsidiary stand-alone audits.
(2) Other fees are associated with a subscription to an online research tool.

The audit committee has considered the nature of the other services provided by EY and determined that they are compatible with the provision of independent audit services. The audit committee has discussed the other services with EY and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002.

The Board recommends that shareholders vote in favor of ratifying EY as our independent registered public accounting firm. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of EY at the appropriate time. We anticipate, however, that there would be no immediate change in our independent registered public accounting firm this year if shareholders do not ratify the selection of EY because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of EY the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.

An EY representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that you vote FOR the ratification of the appointment of EY as the Company's independent registered public accounting firm. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Approval of amendments to our Articles of Organization and By-Laws to implement a majority voting standard for directors in uncontested elections (Proposal 3):

The nominating committee of our Board periodically evaluates potential changes to our corporate governance structure and procedures. When the committee determines that a corporate governance change is necessary or advisable it will recommend it to the Board for approval and implementation and, when necessary or advisable, also recommend that the Board request shareholder approval of the change. In November 2014 the committee evaluated use of a majority voting standard for directors in uncontested elections and recommended that the Board request shareholder approval of such a change and adopt and implement this new voting standard if approved by shareholders.

The Board recommends that shareholders approve the Board’s proposal to amend our Articles of Organization and By-Laws to adopt a majority vote standard for uncontested elections of directors. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted "for" the approval of the amendments to our Articles of Organization and By-Laws to implement such a change.

Current Vote Standard for Electing Directors

Our company is a Massachusetts corporation. Massachusetts law provides that, unless otherwise specified in a company’s Articles of Organization or By-Laws, directors are elected by a plurality of the votes cast. Our current By-Laws are consistent with Massachusetts law and provide for use of a plurality standard for election of directors by shareholders, which means that director nominees receiving the largest number of votes cast in his or her favor, notwithstanding any withheld votes, are elected as directors up to the maximum number of director positions to be filled at the meeting.

Proposed Amendments to Voting Standard for Electing Directors in Uncontested Elections

Shareholders of many public companies, including our Company, have urged that directors be required to receive a majority of the votes cast in favor of their election in uncontested elections, rather than be elected using a plurality voting standard. The nominating committee and the Board have monitored corporate governance developments as practices surrounding use of a majority vote standard in uncontested elections have evolved. As the investor community has focused on this issue, the Board has continued to evaluate the merits, risks, and uncertainties relating to use of a majority vote standard in uncontested elections. The nominating committee and the Board believe it is now in the best interests of the Company and its shareholders to amend our Articles of Organization and By-Laws to require that a candidate in an uncontested election for directors be elected only if the votes cast "for" his or her election exceed the votes cast against his or her election. An election is uncontested if the number of persons nominated does not exceed the number of director positions to be filled at the meeting. In contested elections, the vote standard would continue to be a plurality of votes cast.

The proposed amendments to our Articles of Organization and By-Laws to implement a majority vote standard in uncontested elections are set forth in Annex A to this proxy statement. The amendment to our Articles of Organization is an enabling provision, which permits the amendment to our By-Laws that implements the majority vote standard in uncontested director elections.

Under the proposed amendments in an uncontested election of directors a new nominee who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will not be elected to the Board. Similarly, under the proposed amendments in an uncontested election an incumbent director who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will also not be elected to the Board. Under Massachusetts law, however, an incumbent director who fails to obtain a majority of votes for reelection in an uncontested election will “hold over” in office as a director until his or her successor is elected or until there is a decrease in the number of directors.

If this proposal is adopted, the Board plans to amend our Governance Principles to provide that in an uncontested Director election, if an incumbent Director standing for election is not reelected for a new term by a majority of the votes cast the Director shall promptly tender a written notice of resignation to the Board of Directors. The resignation shall not be effective unless and until accepted by the Board.

Within 90 days after election results are certified the nominating committee will recommend whether the Board should accept or reject the tendered resignation or take or any other action. The Board shall act on the resignation after considering that recommendation. In considering whether the Board should accept or reject a tendered resignation or take or any other action, the potential impact of the resignation on compliance with applicable legal and listing standards, and any other factors deemed relevant, will be considered.

The director who tendered the resignation shall not participate in any deliberations of or voting by the nominating committee or the Board with respect to his or her resignation. The Board will promptly disclose its decision and, if applicable, the reasons for not accepting a tendered resignation, in a Current Report on Form 8-K. If an incumbent Director’s resignation is not accepted by the Board, the Director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation, removal, death, or other disqualification.

If a Director’s resignation is accepted by the Board, or if a nominee for Director who is not an incumbent Director is not elected by a majority of the votes cast in an uncontested Director election, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board consistent with the Articles of Organization and By-laws.

Effectiveness of Amendments

The amendment of our By-Laws and the planned amendment of our Governance Principles described above are both contingent upon shareholder approval of the Articles of Amendment of our Articles of Organization and their filing with, and acceptance by, the Commonwealth of Massachusetts Secretary of State. Our amended By-Laws would become effective immediately after filing and acceptance of the Articles of Amendment.

The amendment of our Articles of Organization requires the affirmative vote of at least a majority of the issued and outstanding common shares of the Company as of the March 27, 2015 record date. Since approval of the amendment to our By-Laws requires the affirmative vote of a majority of votes cast, if the requisite vote to amend the Articles of Organization is obtained, the requisite vote to amend the By-Laws will also be obtained. If this proposal is not approved, the proposed amendments to our Articles of Organization, By-Laws, and Governance Principles will not be made, and all existing provisions, including the existing plurality vote standard for all elections of directors, will remain in effect.

The Board unanimously recommends that you vote FOR approval
of amendments to our Articles of Organization and By-Laws
to implement a majority voting standard for directors in uncontested elections. Proxies solicited by the Board will be so voted in the absence of direction to the contrary. Because the affirmative vote of a majority of the issued and outstanding shares of the Company are required to approve the amendments, broker non-votes and abstentions have the effect of a vote AGAINST the proposal.

Advisory Vote on Executive Compensation (Proposal 4):

The Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). In accordance with the preference expressed by our shareholders at our 2011 annual meeting, we currently hold an annual say on pay vote. Accordingly, you may vote on the following resolution at the 2015 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As discussed in the Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our compensation policies and procedures are designed to provide a strong link between executive officer compensation and our short and long-term performance. The objective of the Company's compensation program is to provide compensation which is competitive, variable based on our performance, and aligned with the long-term interests of shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTORS INFORMATION

For purposes of this proxy statement the ages of the board nominees, and our other directors, have been computed as of our annual meeting date.

The Board of the Company is currently comprised of the individuals listed below:

Board Nominees: Class I Directors (Nominated For Reelection at this Meeting For a Term Expiring in 2018):

Donna L. Abelli. Age 57. Ms. Abelli is a certified public accountant and, for at least the last five years, has been a Consulting Chief Financial Officer. Ms. Abelli was named Chairman of the Board of Rockland Trust and the Company on March 30, 2012 and has served as a director of Rockland Trust and the Company since 2005. Ms. Abelli has served on an interim basis as the Chief Financial Officer of publicly-traded companies and various private companies, as the Chief Financial Officer of a publicly-traded company, and, from 1998 to 1999, was the President of the Massachusetts Society of CPAs. Ms. Abelli also currently serves as adjunct faculty, on a part-time basis, at Suffolk University and Bridgewater State University. Ms. Abelli served as the Director of Administration of South Shore Stars, Inc., a non-profit early education and youth development organization until early January 2013. The Board and the nominating committee have determined that Ms. Abelli is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a chief financial officer of publicly-traded companies, and her designation as a certified public accountant.

Kevin J. Jones. Age 64. Mr. Jones has, for at least the last five years, been the Treasurer of Plumbers' Supply Company, a wholesale plumbing supply company, in Fall River, Massachusetts. Mr. Jones has served as a director of Rockland Trust since 1997 and as a director of the Company since 2000. Mr. Jones was previously appointed a director of Middleborough Trust Company in 1990 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The Board and the nominating committee have determined that Mr. Jones is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

John J. Morrissey. Age 48. Mr. Morrissey is a practicing attorney and is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson & Zafiropoulos LLP, a boutique law firm practicing in the areas of litigation, bankruptcy and creditors' rights, and real estate. Mr. Morrissey has been a practicing attorney for at least the last five years.  Mr. Morrissey currently serves as a member of the Massachusetts Board of Bar Overseer's Hearing Committee which investigates complaints of attorney misconduct and makes recommendations for discipline to the Supreme Judicial Court.  Mr. Morrissey is Vice President of the Massachusetts Bar Association and a Member of the Executive Management Board.  Mr. Morrissey is a Life Fellow of the Massachusetts Bar Foundation, the charitable arm of the Massachusetts Bar Association, and serves as a member of the Grant Advisory Committee.  Mr. Morrissey has served as a director of the Company and of Rockland Trust since 2012. Mr. Morrissey previously served as a director of Central Bancorp, Inc. and its wholly-owned subsidiary Central Co-operative Bank d/b/a Central Bank until November 2012, when Central Bancorp, Inc. was merged with and into the Company.  The Board and the nominating committee have determined that Mr. Morrissey is qualified to serve as a director based upon his prior service as a director of the Company and Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities Rockland Trust serves, and his prior service as a director of another bank.

Class II Directors Continuing in Office (Term Expires in 2016):

Eileen C. Miskell. Age 57. Ms. Miskell is a certified public accountant and for at least the last five years has been the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005. Ms. Miskell was previously appointed a director of Falmouth Bancorp, Inc., the holding company of Falmouth Bank, which was merged with and into the Company in 2004. Ms. Miskell, while a Falmouth Bancorp Director, served as the chair of its audit committee. The Board and the nominating committee have determined that Ms. Miskell is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a director of another bank, and her designation as a certified public accountant.

Carl Ribeiro. Age 68. Mr. Ribeiro, for at least the last five years, has been the owner and President of Carlson Southcoast Corporation, a holding company for several food industry businesses based in New Bedford, Massachusetts. Mr. Ribeiro is also the Chairman of Famous Foods, an internet food distributor based in New Bedford, Massachusetts. Mr. Ribeiro has served as a director of Rockland Trust and the Company since 2008. Mr. Ribeiro was previously appointed a director of Slades Bank in 2005 and served as director of that bank and as the chair of its audit committee until 2008, when it was merged with and into Rockland Trust. Mr. Ribeiro also previously served as a director of Seacoast Financial Services Corporation and its wholly-owned subsidiary Compass Bank until 2004, and as the chair of its audit committee. The Board and the nominating committee have determined that Mr. Ribeiro is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

John H. Spurr, Jr. Age 68. Mr. Spurr, for at least the last five years, has been the President of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000. The Board and the nominating committee have determined that Mr. Spurr is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Thomas R. Venables. Age 60. Mr. Venables served as the President and CEO and as a director of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank from 2002 until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Prior to 2002, Mr. Venables co-founded Lighthouse Bank of Waltham, Massachusetts in 1999 and served as its President and CEO and as a director. From 1998 to 1999, Mr. Venables was employed as a banking consultant with Marsh and McLennan Capital, Inc. He was employed by Grove Bank of Newton, Massachusetts from 1974 until it was acquired by Citizens Bank in 1997, serving as its President and CEO and as a director for the last 11 years of his tenure. Mr. Venables has served as a director of Rockland Trust and the Company since 2009. The Board and the nominating committee have determined that Mr. Venables is qualified to serve as a director based upon his prior service as a director of the Company and of

Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Class III Directors Continuing in Office (Term Expiring in 2017):

William P. Bissonnette. Age 69. Mr. Bissonnette is a retired certified public accountant. Until his retirement in 2012, Mr. Bissonnette served as a partner in the firm of Little & Bissonnette, CPAs located in Holliston, Massachusetts for decades. Mr. Bissonnette has served as a director of Rockland Trust and the Company since 2009. Mr. Bissonnette previously served as a director and Chair of the compensation committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. The Board and the nominating committee have determined that Mr. Bissonnette is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of another bank, and his designation as a certified public accountant.

Daniel F. O'Brien. Age 59. Mr. O'Brien is a certified public accountant and, for at least the last five years, has been owner and president of O'Brien, Riley and Ryan, a CPA firm located in Braintree, Massachusetts. Mr. O'Brien is also the manager of State Street Wealthcare Advisors, LLC, a financial services company. Mr. O'Brien is also a practicing attorney. Mr. O'Brien has served as a director of Rockland Trust and the Company since 2009. Mr. O'Brien previously served as a director and member of the audit committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Mr. O'Brien also previously served as a director of Chart Bank until it was merged with and into Benjamin Franklin Bank, and served as chair of the Chart Bank audit committee. The Board and the nominating committee have determined that Mr. O'Brien is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of other banks, and his designation as a certified public accountant.

Christopher Oddleifson. Age 56. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia. Mr. Oddleifson has served as a director of Rockland Trust and the Company since 2003. The Board and the nominating committee have determined that Mr. Oddleifson is qualified to serve as a director based upon his experience as our President and Chief Executive Officer, his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his prior experience at another bank, and his familiarity with the communities that Rockland Trust serves.

Maurice H. Sullivan, Jr. Age 69. Mr. Sullivan served as the Chairman and Chief Executive Officer of Peoples Federal Bancshares, Inc. until February 2015 when it was merged with and into the Company. From 1971 until his retirement from legal practice in 2007, Mr. Sullivan was a practicing attorney representing businesses and individuals in the markets served by Peoples Federal. Mr. Sullivan has served as a director of Rockland Trust and the Company since 2015. The Board and the nominating committee have determined that Mr. Sullivan is qualified to serve as a director based upon his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Brian S. Tedeschi. Age 65. Mr. Tedeschi is a retired real estate developer and, for at least the last five years, has been a Director of Tedeschi Food Shops, Inc. Mr. Tedeschi has also been, for part of the last five years, the Chairman of the Board of Tedeschi Realty Corporation, a real estate development company in Rockland, Massachusetts. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991. The Board and the nominating committee have determined that Mr. Tedeschi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Corporate Governance Information

The Board has adopted governance principles, and written charters for all current Board committees, including the audit committee, the nominating committee, and the compensation committee. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). Our common stock ownership guidelines for directors are set forth in our governance principles. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com), and the Company will disclose any amendment to or waiver from a provision of the Code of Ethics as may be required, and within the time period specified under applicable SEC and NASDAQ rules at this same location on the website.

Board Leadership Structure

The Board has, since 2003, named as its Chair a director who is not also the Chief Executive Officer of the Company or Rockland Trust and believes that such a leadership structure is appropriate to segregate the Board's oversight role from management of the Company and Rockland Trust. The Board provides oversight of the Chief Executive Officer and other management of the Company and Rockland Trust to ensure that the long-term interests of shareholders are being served through 12 regularly scheduled meetings a year, and additional meetings when necessary or advisable, at which reports on the management and performance of the Company and Rockland Trust, including reports regarding liquidity, interest rate risk, credit quality, loan loss provision, regulatory compliance, and other risks are reviewed. The Board has also established the Board committees described below which regularly meet and report back to the Board on the responsibilities delegated to them. In addition to its general oversight role, the Board also: selects, evaluates, and compensates the Chief Executive Officer and oversees Chief Executive Officer succession planning; reviews, monitors, and, when necessary or appropriate, approves fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company or Rockland Trust and options for their mitigation; and seeks to maintain the integrity of financial statements and the integrity of compliance with law and ethics of the Company and Rockland Trust.

Shareholder Communications to Board

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the General Counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) provide copies or summaries of such communications to the Board as he considers appropriate.

Communications will be forwarded to all directors or specified individual directors if they relate to substantive matters and include suggestions or comments that the General Counsel of the Company considers to be important for the Board to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to all directors for review.

Shareholders who wish to send communications on any topic to the Board should submit them, in writing, to Edward H. Seksay, General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations

In accordance with the Company's By-Laws and its Charter, the nominating committee considers director nominees submitted by shareholders. The Company's By-Laws require shareholders to submit director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than March 7, 2016 or earlier than January 17, 2016). The nomination must set forth the name, age, business address, residence address, occupation, and amount of common stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of common stock held in the nomination. The shareholder must make certain further representations, as set forth in the Company's By-Laws. Shareholders should submit any director nominations, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

The nominating committee will, as stated in its charter, review any director nominations submitted by shareholders to determine if the nominees satisfy the following criteria set forth in the Board's governance principles with respect to qualifications for directors:

•
Directors should, as a result of their occupation, background, and/or experience, possess a mature business judgment that enables them to make a positive contribution to the Board. Directors are expected to bring an inquisitive and objective perspective to their duties. Directors should possess, and demonstrate through their actions on the Board, exemplary ethics, integrity, and values.

•
Directors will be ineligible to continue to serve on the Board once they attain the age of 72. Directors who attain the age of 72 during their elected term as a Director will retire from the Board upon reaching the age of 72.

•
Aside from any stock ownership requirements that are imposed by law, Directors are not required to own any minimum amount of the Company's common stock in order to be qualified for Board service. Director ownership of the Company's common stock, however, is strongly encouraged and all of our Directors currently own our common stock. Please refer to the section entitled “Stock Ownership and Other Matters” in this proxy statement for more information about the amount of common stock owned by our Directors.

•
While familiarity with the communities that Rockland Trust serves is one factor to be considered in determining if an individual is qualified to serve as a Director, it is not a controlling factor. It is the sense of the Board, however, that a significant portion of the Directors should represent or be drawn from the communities that Rockland Trust serves.

•
Customers of Rockland Trust, if otherwise qualified, may be considered for Board membership. A customer relationship, however, will be a secondary criteria considered in evaluating a Director candidate in addition to other relevant considerations.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

Shareholder Proposals for Next Annual Meeting

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2016 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder who wishes to submit a proposal for inclusion in the proxy statement for the 2016 Annual Meeting will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company no later than December 10, 2015. For business to be brought before next year's annual meeting by a shareholder (other than a proposal submitted in accordance with Rule 14a-8), you must give timely notice thereof to the Company. Such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than March 7, 2016 or earlier than January 17, 2016) and must otherwise satisfy the requirements set forth in the Company's By-Laws. In the event the Company receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders that is not submitted for inclusion in the Company's proxy material, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment. Please forward any shareholder proposals or notices of business, in writing, to Edward H. Seksay, General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees

It is our policy that, to the extent possible, all directors attend the annual shareholder meeting. All of our directors who were then serving on the Board attended last year's annual shareholder meeting.

During 2014, the Boards of the Company and Rockland Trust had 13 concurrent meetings. All directors attended at least

75% of the meetings of our Board during the prior calendar year.

The Boards of the Company and Rockland Trust have standing executive, audit, compensation, and nominating committees. The Rockland Trust Board also has a standing trust committee. All Board committees operate under a written charter approved by the Board which describes the committee's role and responsibilities. The charter for each Board committee may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

The membership of each of our standing Board committees is shows in the table below. In addition to the three permanent members of the executive committee, three directors serve as rotating members of the executive committee for a three-month term, with the term of each rotating director staggered so that a new director rotates on and off of the committee each month.

Name	Executive	Audit	Compensation	Nominating	Trust
Kevin J. Jones	☒		¤	¤	¤
Christopher Oddleifson	¤				¤
Donna L. Abelli	¤		¤	¤	¤
William P. Bissonnette	☐				☐
Eileen C. Miskell	☐	☒	¤	¤	☐
John J. Morrissey	☐				☐
Daniel F. O'Brien	☐	¤	☒		☐
Carl Ribeiro	☐	¤		¤	☐
John H. Spurr, Jr.	☐	¤			☐
Maurice H. Sullivan, Jr.	☐				☐
Brian S. Tedeschi	☐				☐
Thomas R. Venables	☐			☒	☒
Total Meetings Held In 2014	25 meetings	4 meetings	14 meetings	2 meetings	4 meetings

☒     Chairman of Committee
¤        Committee Member
☐        Committee Member, Rotating Basis

In April 2014, Robert D. Sullivan retired from the Board and on the audit committee, at which time Mr. Spurr was appointed to the audit committee. In April 2014, our former director Richard S. Anderson retired from the Board and from our nominating committee, at which time Mr. Venables and Mr. Ribeiro were appointed to the nominating committee. In August 2014, Richard H. Sgarzi retired from the Board and from the executive committee. In December 2014, Mr. O’Brien was appointed to serve as chair of compensation committee after Mr. Gilmore’s untimely death.

All directors attended at least 75% of the committee meetings of the Board during the prior calendar year of which they were members.

Director Cash and Equity Compensation

Non-employee directors of the Company and Rockland Trust receive both cash and equity compensation as described below. Board compensation is reviewed by comparison to peer institutions using publicly available information. Director compensation is designed to attract and retain persons who are well qualified to serve as directors of the Company and Rockland Trust.

Director Cash Compensation

Non-employee directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one of its committees, whether a director served as a permanent or rotating executive committee member, and upon the number of Board and committee meetings a director attended. Cash compensation is paid to each non-employee director in arrears, quarterly, in an amount equal to one-fourth of the annual retainer plus the meeting fees then due.

The annual retainers for non-employee directors of the Company and of Rockland Trust during 2014 were as follows:

Position	Annual Retainer
Chairman of Board	$42,000
Chairman of Executive Committee	$37,000
Chairman Audit Committee	$27,000
Chairman Compensation Committee	$27,000
Chairman Nominating & Governance Committee	$27,000
Chairman Trust Committee	$27,000
Rotating Executive Committee Member	$24,000

Board meeting fees during 2014 were $1,200 per meeting for the Chairman and all other directors. Committee meeting fees during 2014 were $1,450 per meeting for the audit committee and $1,200 per meeting for all other Board committees.

In December of 2014, based upon an analysis of data relating to the Company's peer group identified under the heading "Use of Peer Groups and Survey Information" in the Compensation Discussion and Analysis (referred to as our "peer proxy group"), the Board voted to keep the Board meeting and Board Committee meeting fees $1,200 per meeting for the Chairman and all other directors, to keep audit committee meeting fees $1,450, and to increase annual retainers, effective as of January 1, 2015, as follows:

Position	Annual Retainer
Chairman of Board	$44,000
Chairman of Executive Committee	$39,000
Chairman Audit Committee	$29,000
Chairman Compensation Committee	$29,000
Chairman Nominating & Governance Committee	$29,000
Chairman Trust Committee	$29,000
Rotating Executive Committee Member	$26,000

The Company has established a Deferred Compensation Program that permits non-employee directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company's common stock. Distributions, in the form of the Company's common stock, are made to directors who choose to participate in the Deferred Compensation Program following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Jones - 100% deferred; Director Spurr - 50% deferred; and Director Ribeiro - 20% deferred.

No annual retainer or meeting fees are paid to any director who is an employee of the Company or Rockland Trust.

Director Equity Compensation

In May 2010, the Company's shareholders approved the 2010 Non-Employee Director Stock Plan (the “2010 Director Stock Plan”), which provided that:

•
Each person who becomes a non-employee director at any time following the 2010 Annual Shareholder Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a non-statutory stock option to purchase 5,000 shares of common stock.

•
Following each annual shareholder meeting after 2010, each non-employee director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 and with a range for time vesting of between three and five years from the date of grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, subject to adjustment, substitution, and vesting pursuant to the 2010 Director Stock Plan, or (C) a combination of restricted stock awards and non-statutory stock options. Such awards shall be made subject to the discretion of the compensation committee as set forth in the 2010 Director Stock Plan.

In May 2014, each non-employee director was granted, pursuant to the 2010 Director Stock Plan, a restricted stock award for 780 shares of common stock vesting five years from the date of grant, or earlier if the director ceases to be a director for any reason other than cause such as, for example, by retirement.

Director Retirement Agreement

The Company and Rockland Trust do not have retirement agreements with directors, with the sole exception of the retirement agreement with Mr. Sullivan described below, which was assumed in 2015 by Rockland Trust when Peoples Federal Savings Bank was merged with and into Rockland Trust, with Rockland Trust as the surviving entity.

In 2004 Peoples Federal Savings Bank entered into a Director Retirement Agreement with Mr. Sullivan and other directors. Mr. Sullivan's retirement agreement, as amended in 2011, provides that upon termination of service as a director on or after age 65 for any reason other than death, Mr. Sullivan will receive annual benefits of $80,455, payable in cash in monthly installments commencing on the first day of the month following his retirement. While Mr. Sullivan has attained normal retirement age, his appointment to the Boards of the Company and of Rockland Trust caused Rockland Trust, as the legal successor to Peoples Federal Savings Bank, to assume the retirement liability associated his retirement agreement because there was no termination of his Board service. The annual retirement benefit will be paid to Mr. Sullivan over a period of 20 years. In the event that benefits under the retirement agreement would create an excise tax under Section 280G of the Internal Revenue Code, the benefit will be reduced to the maximum benefit that would not result in an excise tax.

The following table summarizes the cash and equity compensation paid to non-employee directors who served during 2014:

Director Compensation Table

						Change in
						Pension
					Non-	Value and
		Fees			Equity	Nonqualified
		Earned			Incentive	Deferred	All Other
		or Paid	Stock	Option	Plan	Compensation	Compensation
Name		in Cash (1)	Awards (2)	Awards (2)	Compensation	Earnings	(3)	Total
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donna L. Abelli		$99,600	$27,362	—	—	—	$3,143	$130,105
Richard S. Anderson	(4)	$13,800	$27,362	—	—	—	$1,449	$42,611
William P. Bissonnette		$49,200	$27,362	—	—	—	$3,143	$79,705
Benjamin A. Gilmore, II	(4)	$50,100	$27,362	—	—	—	$3,143	$80,605
Kevin J. Jones		$94,600	$27,362	—	—	—	$3,143	$125,105
Eileen C. Miskell		$71,200	$27,362	—	—	—	$3,143	$101,705
John J. Morrissey		$52,800	$27,362	—	—	—	$2,301	$82,463
Daniel F. O'Brien		$53,800	$27,362	—	—	—	$3,143	$84,305
Carl Ribeiro		$55,000	$27,362	—	—	—	$3,143	$85,505
Richard H. Sgarzi	(4)	$30,400	$27,362	—	—	—	$2,296	$60,058
John H. Spurr, Jr.		$58,350	$27,362	—	—	—	$3,143	$88,855
Robert D. Sullivan	(4)	$14,050	$27,362	—	—	—	$1,449	$42,861
Brian S. Tedeschi		$48,000	$27,362	—	—	—	$3,143	$78,505
Thomas R. Venables		$57,000	$27,362	—	—	—	$3,143	$87,505

(1) Column (b) reflects the total fees earned or paid in cash for directors. As noted above, during the past year Directors Jones, Spurr, and Ribeiro chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program.
(2) The amounts in column (c) represent the grant date fair value of the restricted stock awards granted to directors calculated in accordance with Financial Accounting Standards Board ("FASB") Topic 718, excluding the impact of estimated forfeitures. No director awards were forfeited during the year. As of the end of the prior calendar year, the aggregate number of restricted stock awards and stock option awards held by each non-employee director was as follows:

Name	Aggregate Outstanding Unvested Restricted Stock Awards per Director	Aggregate Outstanding Stock Option Awards per Director

William P. Bissonnette, Daniel F. O'Brien and Thomas R. Venables	3,530	5,500
Kevin J. Jones	3,530	1,500
Eileen C. Miskell, Carl Ribeiro and Brian S. Tedeschi	3,530	500
Donna L. Abelli and John H. Spurr, Jr.	3,530	—
John J. Morrissey	2,830	5,000
Richard S. Anderson, Benjamin A. Gilmore II, Robert D. Sullivan and Richard H. Sgarzi	—	1,500
(3) Column (g) reflects the dividends paid to directors in 2014 on their unvested restricted stock.
(4) Directors Anderson and Sullivan ceased serving as directors in April 2014; Director Sgarzi ceased serving as a director in August 2014 and Director Gilmore ceased serving as director in October 2014.

Report of the Audit Committee2

Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC thereunder, and the listing standards of the NASDAQ Stock Market. In addition, the Board has determined that the audit committee has two members who each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The two members who each qualify as an “audit committee financial expert” are Eileen C. Miskell, CPA, Chair of the audit committee, and Daniel F. O'Brien, CPA.

The audit committee operates under a written charter adopted and approved by the Board. The audit committee charter sets forth the audit services, audit-related services, and tax services which the audit committee has pre-approved our independent registered public accounting firm to perform up to a maximum fee of $10,000 and the authority which the Board has granted to the audit committee chair to pre-approve the performance of any services by our independent registered public accounting firm in the interval between audit committee meetings. The current audit committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee's primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee. The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management's establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The audit committee has:

•
received the written disclosures and letter from EY required by the Public Company Accounting Oversight Board, has discussed the independence of EY and considered whether the provision of non-audit services by EY is compatible with maintaining auditor independence, and has satisfied itself as to the independence of EY;

•
reviewed and discussed our audited, consolidated financial statements for the fiscal year ended December 31, 2014 with our management and EY, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•
discussed the matters required by the applicable standards of the Public Company Accounting Oversight Board with EY, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of EY regarding the reasonableness of those estimates; and

•
met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

2 This report, and the compensation committee report below, shall not be deemed to be incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Submitted by:
Eileen C. Miskell, CPA, Chair
Daniel F. O'Brien, CPA
Carl Ribeiro
John H. Spurr, Jr.
Audit Committee
Independent Bank Corp.

Compensation Committee Interlocks and Insider Participation

Directors Abelli, Jones, Miskell, Gilmore and O'Brien served as members of the compensation committees of the Company and Rockland Trust during the last fiscal year. No current or former executive officer or other employee of the Company or of Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee or the board of directors of any other entity, one of whose executive officers served on the compensation committee or the Board of the Company or Rockland Trust. No member of the compensation committee of the Company or Rockland Trust had any relationship with the Company or Rockland Trust since January 1, 2014 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Related Party Transactions

Since January 1, 2014, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than standard compensation arrangements described below under “Executive Officer Information” and above under “Director Cash and Equity Compensation.”

Pursuant to various regulatory requirements and other applicable law, the Board of Rockland Trust must approve certain extensions of credit, contracts, and other transactions between Rockland Trust and any director or executive officer. The Board has adopted a written policy, and Rockland Trust has established written procedures, to implement these requirements which state, in essence, that any transaction between Rockland Trust and any director or executive officer, or any of their immediate family members must be made on terms comparable to those which Rockland Trust would reach with an unrelated, similarly situated third-party and must be approved in advance by a Board vote. Rockland Trust's General Counsel and Rockland Trust's designated Federal Reserve Bank Regulation O officer share responsibility for oversight and implementation of the Board policy and Rockland Trust procedures for review of related party transactions, which are typically applied to extensions of credit and any other financial transaction of a material nature between Rockland Trust and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2014 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2014. It is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland Trust in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. None of these loans to directors, executive officers, or their associates are nonperforming.

Director Independence

NASDAQ rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. Mr. Oddleifson, who is the President and CEO of the Company and of Rockland Trust, Mr. Morrissey, whose father was an officer of Central Bancorp, Inc. and Central Co-operative Bank d/b/a Central Bank and whose father is party to a consulting and non-competition agreement with Rockland Trust, and Mr. Sullivan, who was the Chairman and Chief Executive Officer of Peoples Federal Bancshares, Inc. until 2015 when it was merged with and into the Company, are the only directors not currently considered “independent” directors. All other current directors of the Company and of Rockland Trust are “independent” within the meaning of both the NASDAQ rules and our own corporate governance principles. Accordingly, nine of the twelve directors who currently serve on the Board, as well as the four directors who ceased serving as directors during 2014, were “independent” directors. In making its director independence determinations the Board considered any transactions, relationships, or arrangements disclosed by directors, including a real estate lease between Rockland Trust and a landlord entity in which trusts established for the adult children of our Director Kevin J. Jones are passive investors and have an indirect, non-controlling equity interest.

None of our directors are members of the board of directors of any other publicly-traded company. Our formal position on the time which directors must be willing to devote to their duties is set forth in our governance principles.

EXECUTIVE OFFICER INFORMATION

Executive Officers

The following individuals are the current executive officers of the Company and/or Rockland Trust. Denis K. Sheahan, who resigned from the Company and Rockland Trust in early 2015, was an executive officer of the Company and Rockland Trust during 2014 and until the time of his departure in 2015. For purposes of this proxy statement the ages of executive officers have been computed as of our annual meeting date.

Christopher Oddleifson. Age 56. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia.

Robert Cozzone. Age 44. Mr. Cozzone has served as Chief Financial Officer and Treasurer of the Company and Rockland Trust since September 2013, and served as the Treasurer of both the Company and Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Treasurer of Rockland Trust since 2002. Mr. Cozzone joined Rockland Trust in October 1998 and served as Vice President and has previously held financial positions at BankBoston.

Raymond G. Fuerschbach. Age 64. Mr. Fuerschbach has served as Senior Vice President and Director of Human Resources of Rockland Trust since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland Trust since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer, and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991.

Barry H. Jensen. Age 50. Mr. Jensen has served as Chief Information Officer of the Company and Rockland Trust since September 2013, overseeing Information Technology, Loan Operations and Business Solutions. Prior to September 2013, Mr. Jensen served as Chief Accounting Officer of Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Controller of Rockland Trust, which he held since May 2000. Mr. Jensen joined Rockland Trust in March of 1998, serving as the Manager of Financial Planning and Analysis and has previously held financial positions at BankBoston and BayBanks.

Jane L. Lundquist. Age 61. Ms. Lundquist is currently the Executive Vice President, Director of Retail Banking, Business Banking, and Home Equity Lending of Rockland Trust. Ms. Lundquist has served as the Executive Vice President, Director of Retail Banking of Rockland Trust since July 2004. Prior to joining Rockland Trust Ms. Lundquist served as the President and Chief Operating Officer of Cambridgeport Bank in Cambridge, Massachusetts, and also as President of its holding company, Port Financial Corp.

Gerard F. Nadeau. Age 56. Mr. Nadeau has served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, most recently serving as a Senior Vice President of Commercial Lending from 1992 until 2007.

Edward H. Seksay. Age 57. Mr. Seksay has served as General Counsel of the Company and of Rockland Trust since July 2000. Mr. Seksay is also the Manager of Rockland Trust's New Markets Tax Credit Program. Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-In-Chief of the Law Review. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.

The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than the employment agreements with Mr. Oddleifson, Mr. Cozzone, Mr. Fuerschbach, Mr, Jensen, Ms. Lundquist, Mr. Nadeau, and Mr. Seksay, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was elected as an executive officer.

Relationship Between Compensation Policies And Risk

Rockland Trust sometimes uses variable cash incentive compensation programs and/or plans, and performance-based restricted stock awards, to reward and incent employee performance and retain top talent. A detailed financial analysis of any potential cash incentive compensation program or plan, or performance-based restricted stock award, is performed prior to approval. Our cash incentive programs and plans and performance-based restricted stock awards typically establish maximum awards. Cash incentive programs and plans typically evaluate whether risk management and compliance results are satisfactory in determining whether to make an award, and reserve the ability to lower any cash award otherwise payable to zero in the sole discretion of management (and in the sole discretion of the Board, in the event of programs or plans applicable to executive officers). Any cash incentive compensation program or plan of a material nature, or performance-based restricted stock award, is reported to the compensation committee and the Board of Directors. The Company does not believe that the incentive compensation or other policies and practices of the Company and of Rockland Trust are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that immediately follows this report with management and, based upon that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, also in our Annual Report on Form 10-K.

Submitted by:
Daniel F. O'Brien, Chair
Donna L. Abelli
Kevin J. Jones
Eileen C. Miskell
Compensation Committee
Independent Bank Corp.

Compensation Discussion and Analysis

Executive Compensation Summary

Our executive compensation program is designed to attract, retain, and motivate executive officers to achieve our operating goals and strategic objectives. We seek to use a pay-for-performance approach that is intended to align the interests of our executive officers with those of our shareholders, with the ultimate goal of improving long-term shareholder value. The executive compensation program of Rockland Trust typically has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits.

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Base salaries are intended to be competitive relative to similar positions at peer institutions in order to provide Rockland Trust with the ability to attract and retain executives with a broad, proven track record of performance.

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The use of variable annual cash incentive compensation or discretionary bonuses is designed to provide a competitive cash payment opportunity based both on individual performance and the Company's overall financial performance. The opportunity for a more significant award increases when both the Company and the employee achieve higher levels of performance. The Company grants cash incentive compensation pursuant to a non-equity incentive plan or by granting discretionary cash bonuses.

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Our long-term equity-based compensation incentive plan is generally made available to selected groups of individuals, including our executive officers, in the form of stock options, restricted stock, and/or performance based restricted stock. Equity awards are intended to link executive officer financial outcomes to performance that maximizes long-term shareholder returns and are designed to encourage officer retention.

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To remain competitive in the market for a high caliber management team and to ensure stability and continuity in leadership, Rockland Trust provides to its CEO and certain named executive officers certain benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews these benefits made available to executive officers to ensure that they are competitive with market practice.

The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. Performance criteria reflect fiscal year budgets, strategic objectives, competitive peer performance, and economic, regulatory, industry and other relevant factors. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, discretionary bonuses, stock option awards, restricted stock awards, and other benefits.

Compensation Committee - Composition and Responsibility

The Board has determined that all members of the compensation committee are independent directors in accordance with NASDAQ rules. There are currently four directors who serve on the compensation committee: Director O'Brien as Chair, and Directors Abelli, Jones, and Miskell.

The compensation committee operates under a written charter approved by the Board. The current compensation committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). The compensation committee has, as stated in its charter, two primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the CEO and executive officers of the Company and Rockland Trust; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions.

The compensation committee, subject to the provisions of our Employee Stock Plan, also has authority in its discretion to determine the employees of the Company and Rockland Trust to whom stock options, restricted stock awards, and/or performance-based restricted stock awards shall be granted, the number of shares to be granted to each employee, and the time or times at which options, restricted stock awards and/or performance-based restricted stock awards should be granted. The CEO makes recommendations to the compensation committee about equity awards to the employees of the Company and Rockland Trust (other than the CEO). The compensation committee also has authority to interpret our Employee Stock Plan and to prescribe, amend, and rescind rules and regulations relating to it.

The CEO reviews the performance of the executive officers of the Company and Rockland Trust (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The compensation committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company and Rockland Trust. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company and Rockland Trust. The compensation committee and the Board use summaries of proposed overall short and long-term compensation, summaries of compensation decisions made in past years, and competitive survey data showing current and historic elements of compensation, and other relevant information when reviewing executive officer and CEO compensation.

The compensation committee has in the past year and in recent years been assisted and advised in its work by the following external executive compensation consultants:

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The Hay Group was engaged directly by the compensation committee to analyze salary ranges using the Hay proprietary method, to provide market-based information about annual merit increases, and to provide recommendations for equity compensation and other compensation matters. In 2012 the compensation committee retained the Hay Group to perform a total compensation review of the competitiveness of the compensation program for Rockland Trust's executive leadership team, a group which includes the CEO, the CFO, and all other executive officers. After comparing the Company's executive compensation to the Hay Group's database and the peer proxy group, the Hay Group reported that direct compensation is competitive in the aggregate and that executive compensation packages are within market norms.

•	Towers Watson has been engaged directly by the compensation committee to provide advice regarding annual cash incentive programs, total compensation, peer group comparisons, and plan design.

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Sentinel Benefits was engaged directly by the compensation committee to provide actuarial and retirement plan design advisory services. Sentinel Benefits has also been engaged directly by management to provide actuarial services to assist with benefit plan accruals and related matters.

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Mercer (US) Inc. was engaged directly by the compensation committee to assist with an evaluation of Rockland Trust's supplemental executive retirement program and was paid approximately $145,000 for their services.

Other than Mercer, no compensation consultant engaged by the compensation committee received more than $120,000 during 2014 for any additional services rendered to the Company or its affiliates. The compensation committee determined that none of the work performed by any compensation consultant engaged by the compensation committee in 2014 raised any conflict of interest.

The compensation committee has also reviewed publicly available materials and information derived from the following sources to assist in its work:

•	Kenexa, which provides an online database gathered from proxy statements and annual reports in the financial services industry.

•	Towers Watson Data Services - Rockland Trust is a participant in the Towers Watson Financial Institutions Compensation report, and utilizes this survey data for general comparative purposes.

From time to time, the compensation committee may delegate authority to fulfill various functions of administering the Company's plans to our employees. Currently, it delegates administration of retirement plans to the Retirement Committee, a group comprised of our Director of Human Resources, our Chief Financial Officer, our General Counsel, and a Vice President in Rockland Trust’s Human Resources Department, each of whom has been determined to have the appropriate expertise, experience, and background to oversee the administration of our retirement plans. While retirement plan administration has been delegated, the Board and the compensation committee continue to determine the nature and amount of executive officer retirement benefits.

Compensation Philosophy

The compensation philosophy of the Company and Rockland Trust rests on two primary principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company seeks to use a “pay for performance” approach that offers a competitive total rewards package to help create long-term value for our shareholders. In designing compensation programs, and making individual recommendations or decisions, the compensation committee focuses on:

•	Aligning the interests of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in a cost-efficient manner; and

•	Creating a high-performance work culture.

The Company's compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company's compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

The Company has considered the result of the most recent shareholder “say-on-pay” advisory vote and the support of our compensation practices it reflects. Of the shares voting or abstaining on last year's say-on-pay proposal 68.56% voted in favor, 30.14% voted against, and 1.30% abstained. The Company therefore intends to continue to focus on “pay for performance” in its approach to executive officer compensation and to retain or adjust, as appropriate, the basic elements of the Company’s compensation program in order to support that approach as described in this “Compensation Discussion and Analysis.” In 2014, the Company adjusted its executive compensation program to include performance-based restricted stock as discussed below.

Shareholder Advisory Voting With Respect To Executive Officer Compensation

Of the shares voting or abstaining on last year's say-on-pay proposal 68.56% voted in favor, 30.14% voted against, and 1.30% abstained.

The Company believes that some institutional shareholders voted against last year’s “say-on-pay” proposal primarily because Institutional Shareholder Services Inc. ("ISS") recommended an "against" vote due to one clause in the change of control provisions of employment agreements amended or entered into in 2013 in connection with internal promotions. The clause in question entitles an executive to receive specified payments, subject to the limits of Section 280G of the Internal Revenue Code, if the executive resigns for any reason during the thirty-day period immediately following the first anniversary of a change of control. ISS characterized the clause, which is worded identically to other existing executive employment agreements, as a modified single trigger provision. The existence of this one clause in the agreements signed in the fall of 2013 was the only reason ISS gave in its report for recommending a vote against our advisory “say-on-pay proposal.”

The ISS report contained a graph which indicated that our “pay for performance” aligned better than about 84% of the peer group to which we were compared. The ISS report also stated that ISS had a “Low” level of concern with respect to Non-Performance-Based Pay Elements, Peer Group Benchmarking, Compensation Committee Communication/Responsiveness, and Pay For Performance Evaluation.

As previously disclosed in the May 5, 2014 letter sent to shareholders, the Company disagreed with the ISS characterization of the clause as a single trigger provision. In that letter the Company explained: why it was important to maintain uniformity in the change of control provisions of all executive employment agreements, the majority of which were not changing; why the clause appropriately balanced the interests of the Company and its shareholders with those of the executive; and, why, as a practical matter, the clause was very unlikely to create any significant concern for shareholders because it would only come into play following a shareholder-approved change of control.

The fact that over two-thirds of our shareholders voted for “say-on-pay” last year reflects significant shareholder support of the Company’s executive compensation practices. Based on the written report of ISS and discussions with shareholders, the Company believes that many of last year’s votes against “say-on-pay” primarily relate to the ISS position on the issue described above with respect to one clause in the employment agreements signed in the fall of 2013, and not to general dissatisfaction with the Company’s overall executive compensation approach. While the Company will consider the view expressed as to the change of control provision clause when it next negotiates an employment agreement with an executive, the Company does not construe last year’s “say-on-pay” voting outcome to require any material changes in its compensation practices and therefore intends to continue to focus on “pay for performance” in its approach to executive officer compensation and to retain or adjust, as appropriate, the basic elements of the Company’s compensation program in order to support that approach as described in this “Compensation Discussion and Analysis.”

Use of Peer Groups and Survey Information

The Company periodically reviews executive officer total compensation against a peer group. The compensation committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. Banks selected as peers for compensation purposes are public and actively traded banks of comparable asset size with lending balances substantially consisting of commercial loans. Banks located primarily in the New York City market are excluded from the peer group, as New York metropolitan compensation practices are not directly comparable. The following companies are currently included in our peer group:

Beneficial Mutual Bancorp Inc.
Berkshire Hills Bancorp Inc.
Boston Private Financial Holdings Inc.
Brookline Bancorp Inc.
Century Bancorp Inc.
Community Bank System Inc.
Customers Bancorp, Inc.
Dime Community Bancshares Inc.
First Commonwealth Financial Corp /PA
Flushing Financial Corp.
Kearny Financial Corp
Lakeland Bancorp Inc.
National Penn Bancshares Inc.
NBT Bancorp Inc.
Northwest Bancshares Inc.
Provident Financial Services Inc.
S&T Bancorp Inc.
Sterling Bancorp
Sun Bancorp Inc /NJ
Tompkins Financial Corp.
TrustCo Bank Corp NY
Washington Trust Bancorp Inc.

In addition to reviewing information from the peer group, the compensation committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Compensation Program Elements

Base Salary

Rockland Trust has utilized the Hay Group proprietary job evaluation methodology in establishing competitive salary ranges and midpoints for the executives and officers of Rockland Trust. Hay conducts market analyses of cash compensation within the banking industry and uses its proprietary job evaluation process to recommend salary midpoints and ranges that reflect competitive factors and maintain internal equity. Hay makes annual recommendations to the compensation committee regarding market-based changes to salary ranges and merit increase programs. Adjustments to executive salary ranges were made based on Hay's recommendations for 2015.

In early 2015 performance evaluations of Mr. Oddleifson and the other executive officers were completed with respect to their 2014 performance. In early 2015 the Board approved base salary increases for all executive officers based upon the recommendations of the compensation committee which were derived from: in the case of the executive officers other than Mr. Oddleifson, the evaluation of their performance by Mr. Oddleifson and, in the case of Mr. Oddleifson, the evaluation of Mr. Oddleifson's performance by the Board.

Annual Cash Incentive Compensation

The Board approved an executive officer performance incentive plan for use in 2014 (the “Executive Incentive Plan”) and the Board administered the Executive Incentive Plan, based upon the recommendations of the compensation committee. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amounts awarded under the plan were made by the Board. The Executive Incentive Plan expressly reserved the Board's right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable.

The Executive Incentive Plan created a cash incentive program based upon the Company's financial performance, with awards determined as follows:

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The award for the CEO was determined by the product of the CEO's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors, subject to adjustment in accordance with the Executive Incentive Plan;

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Awards for the executive officers other than the CEO were determined by the product of the participant's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors and by the participant's Individual Performance Adjustment Factor, subject to adjustment in accordance with the Executive Incentive Plan.

The award payable to any participant, therefore, could have been less than or more than the Target Award, depending upon: the Company's performance against the criteria used to determine the Bank and Peer Performance Adjustment Factors; in the case of executive officers other than the CEO, the Individual Performance Adjustment Factor; and, any exercise of Board discretion to make adjustments in accordance with the Executive Incentive Plan.

The Executive Incentive Plan defines “Target Award” as a specified percentage of an executive officer's base salary as follows:

Executive Officer	Target Percentage
Christopher Oddleifson	Fifty-Five Percent (55%)
Robert Cozzone	Thirty-Five Percent (35%)
Jane L. Lundquist	Thirty-Five Percent (35%)
Gerard F. Nadeau	Thirty-Five Percent (35%)
Denis K. Sheahan	Forty Percent (40%)

The Executive Incentive Plan requires a Target Award to be multiplied by the combined Bank and Peer Performance Adjustment Factors, which is calculated by combining the Bank and Peer Performance Adjustment Factors, with equal weighting given to each factor.

The Executive Incentive Plan determines the Bank Performance Adjustment Factor based upon the Company’s Operating Earnings per Share results within specified ranges set forth on schedules to the Executive Incentive Plan which specify threshold, target, and maximum performance levels, as set forth in the chart below. The Executive Incentive Plan defines Operating Earnings per Share as net income on the Company's audited consolidated statement of income adjusted upwards or downwards as determined by the compensation committee for the after-tax effect of material non-recurring items. The range of the Bank Performance Adjustment Factor set forth in the Executive Incentive Plan is as follows:

	Threshold	Target	Maximum
CEO Range for Bank Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Fifty Percent (150%)
Range of Bank Performance Adjustment Factor for other Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)

The Executive Incentive Plan determines the Peer Performance Adjustment Factor by the Company's performance compared to peer results as measured by the Bank Holding Company Performance Report prepared by the Federal Reserve Board or by any other information which the compensation committee determines to be appropriate. The Company’s performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets is compared with the aggregate performance of the peer group banks identified in its proxy statement for those measures. The Executive Incentive Plan calculates the Peer Performance Adjustment Factor by averaging the Company's performance compared to peer within the following ranges:

Company's Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge-Off Peer Comparison	Adjustment for Non-Performing Asset Peer Comparison
76-100	12.5%	12.5%	-50%	-50%
56-75	6.25%	6.25%	-6.25%	-6.25%
46-55	0%	0%	0%	0%
26-45	-6.25%	-6.25%	6.25%	6.25%
0-25	-50%	-50%	12.5%	12.5%

The Board's determinations under the Executive Incentive Plan need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, a cash award. The Executive Incentive Plan reserves the right of the Board, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor within the defined parameters set forth in the Executive Incentive Plan schedules based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; adjust any awards by considering factors such as regulatory compliance and credit quality; increase the award for the CEO up to a maximum of 1.20 times the amount that would have been called for by the product of the CEO's Target Award multiplied by the Bank Performance Adjustment Factor; and, to reduce, including a reduction to zero, any cash award otherwise payable.

On February 12, 2015 the Board approved incentive cash payments to the CEO and the other executive officers pursuant to the Executive Incentive Plan. The amounts awarded to the named executive officers pursuant to the Executive Incentive Plan are set forth below in column (g) of the Summary Compensation Table. The Board used a combined Bank and Peer Performance Factor of 96.5625% for both executive officers and the CEO and, for executive officers other than the CEO, Individual Performance Adjustment Factors within the range from zero (0.0) to one and four-tenths (1.40) established by the Executive Incentive Plan based upon an evaluation of the executive officer's individual performance.

Incentive Compensation Recovery Policy
The Company has adopted an Incentive Compensation Recovery Policy which provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will have the right, to the extent permitted by law, to recover any cash incentive compensation or performance-based equity awards paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement to any executive officer whose intentional misconduct caused the accounting restatement. The policy directs the compensation committee to review incentive compensation paid to executive officers in the prior three years on the basis of having met or exceeded performance targets which are reduced by the accounting restatement and then to make a recommendation to the Board for approval with respect to the recovery of incentive compensation. The policy provides that the amount of incentive compensation recovery shall be no more than the difference between the amount paid and the amount that would have been paid based upon the accounting restatement. The policy states that the compensation committee and the Board will exercise their business judgment and discretion in the fair application of the Incentive Compensation Recovery Policy and consider all relevant factors in determining whether the Company will seek to recover incentive compensation from executive officers and the amount, timing, and form of any incentive compensation recovery.
    The Incentive Compensation Recovery Policy does not apply to an accounting restatement arising from a change in accounting principles.

Long-Term Equity Compensation

Equity compensation and stock ownership serve to link the net worth of executive officers to the performance of our common stock and therefore provide an incentive to accomplish the strategic, long-term objectives periodically established by the Company to maximize long-term shareholder returns. Long-term equity compensation grants are also designed to be a retention tool to the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel.

Time Vested and Performance-Based Restricted Stock Awards in 2014

Acting on the recommendation of the compensation committee, in 2014 the Company granted executive officers under the Employee Stock Plan both time-based restricted stock awards that vest in equal increments over five years and performance-based restricted award with a three year performance period. Time vested restricted stock comprised about sixty percent (60%) and performance-based restricted stock about forty percent (40%) of the equity awards made to executive officers.

The March 2014 performance-based restricted stock awards are subject to vesting based on achievement of specified levels of return on average tangible common equity (“ROATE”), measured over the three-year performance period from January 1, 2014 through December 31, 2016 as compared against our peer group as set forth in this proxy statement, subject to adjustment. If the Company’s ROATE during the performance period is (i) less than the 25th percentile of the peer group, no restricted shares shall vest, (ii) equal to the 25th percentile of the peer group (“Threshold Performance”), then 25% of the restricted shares shall vest, (iii) equal to the 50th percentile of the peer group (“Target Performance”), then 50% of the restricted shares shall vest or (iv) equal to or greater than the 75th percentile of the peer group (“Maximum Performance”), then 100% of the restricted shares shall vest. If ROATE is between the Threshold Performance and Target Performance or Target Performance and Maximum Performance, then the amount of restricted shares that shall vest shall be determined by linear interpolation on a straight-line basis rounded to the nearest whole share. Notwithstanding the foregoing, no performance-based restricted shares will vest if the Company’s tangible book value measured as of the end of the performance period does not exceed tangible book value measured at the outset of the performance period.

Stock Ownership Guidelines

The Company has long established stock ownership guidelines for its executive officers which are satisfied by their current holdings. Information about the stock ownership of named executive officers as of January 31, 2015 is provided in the table below entitled “Stock Ownership and Other Matters.”

Retirement Benefits

Nonqualified Retirement Plans for Executive Officers

The Company has, as previously disclosed, for many years maintained a nonqualified retirement program for executive officers. Prior to 1998 the Board established that the objective of the nonqualified executive officer retirement program would be to provide an annual retirement benefit from all Rockland Trust-funded sources, inclusive of social security, equivalent to approximately 60% of the average of the executive officer’s highest five year annual covered compensation for a full 25-year career, with proportionate reduction for less than a 25-year career. In 1998 the Board amended the objective of its non-qualified executive officer retirement program based upon peer practices and the results of a Hay Group survey of executive retirement practices to include cash incentive compensation in the calculation of retirement income objectives.

In 2001 the Board of Directors approved a non-qualified defined benefit supplemental executive retirement plan (the “Rockland SERP”) to help accomplish the objectives of its non-qualified executive officer retirement program, with the assets used to fund the actuarial accrued liability of the Rockland SERP held in a Rabbi Trust. Benefits for the original executive officer participants were originally calculated in 2001 when the Rockland SERP was established. Benefits for additional individual executive officers were calculated as they were added as participants to the Rockland SERP in subsequent years.

In the fall of 2013 the compensation committee began considering a number of issues with respect to the non-qualified retirement program for executive officers, including:

•	Current peer practices with respect to non-qualified retirement programs for executive officers; and,

•	Whether to update and recalculate, for the first time since 2008, benefits payable under the Rockland SERP.

In early 2014 the compensation committee retained Mercer (US) Inc. to assist with this evaluation.

During 2014 the compensation committee worked with Mercer to review peer practices, evaluate the Rockland SERP and other non-qualified retirement program alternatives, and design and implement a new non-qualified retirement plan for executive officers. As previously disclosed, on December 11, 2014 the Board, based upon compensation committee recommendations, voted to amend the Company’s non-qualified retirement program for executive officers by:

•	Freezing the Rockland SERP by closing it to new participants and making no further adjustments to benefits after confirming the annual benefit for each SERP participant as of December 31, 2014; and,

•	Adopting the Rockland Trust Company 401(k) Restoration Plan (the “Restoration Plan”) effective as of January 1, 2015.

In freezing the Rockland SERP the Board confirmed and approved the following annual benefits pursuant to the terms and conditions of the Rockland SERP for the executive officer participants, including the named executive officers listed below, as of December 31, 2014, computed as an annual benefit payable under the SERP upon a participant’s attainment of age 65, based on a 10 Year Certain Single Life Annuity (as defined in the Rockland SERP):

Participant	Annual Benefit Payable
Christopher Oddleifson	$487,427
Jane L. Lundquist	$87,738
Gerard F. Nadeau	$169,790
Denis K. Sheahan	$268,019

There was no change to the annual Rockland SERP benefits for Mr. Oddleifson, Mr. Nadeau, or Mr. Sheahan from the annual benefit amount last calculated in 2008 or to the annual Rockland SERP benefits previously established for retired executive officers. Annual Rockland SERP benefits, however, did increase from $64,942 to $87,738 for Ms. Lundquist, computed as an annual benefit payable under the SERP upon the participant’s attainment of age 65, based on a 10 Year Certain Single Life Annuity (as defined in the Rockland SERP) Mr. Cozzone is not a participant in the Rockland SERP, as he was not promoted to an executive officer position until 2013, when the Board was evaluating the Rockland SERP.

The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations. The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding any discretionary bonuses. The Board approved the participants in the Restoration Plan, including each of our named executive officers and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan.

The Board also approved the following additional, discretionary contributions under the Restoration Plan on behalf of Mr. Cozzone, who was appointed an executive officer of the Company and Rockland Trust in the fall of 2013: a $32,698 contribution for 2014 and contributions representing five percent of Mr. Cozzone's Compensation (as defined in the Restoration Plan) for each year beginning in 2015 that he participates in the Restoration Plan.

In June 2014, as previously disclosed, the Board also adopted the Independent Bank Corp. and Rockland Trust Company Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”). The Nonqualified Deferred Compensation Plan permits highly compensated employees of the Company and/or Rockland Trust who participate in the Company’s annual incentive plans, a group which includes, but is not limited to, the named executive officers, to defer receipt of all or a portion of any award under these plans. Eligible participants were able to defer annual incentive compensation awards commencing with awards paid for the 2014 fiscal year.

Qualified Retirement Plans for Executive Officers

In 2006 the Company undertook an in depth analysis of Rockland Trust's Defined Benefit Plan which, at that point, provided a normal retirement benefit equal to (a) 2% of final average compensation less (b) 0.65% of covered compensation as defined for Social Security purposes times (c) years of service to 25. For participants who had completed 20 or more years of service, an additional benefit of 0.5% times final average compensation times service in excess of 25 years, but not exceeding ten additional years, was provided. As a result of the changing demographics of the workplace and the need for predictability of future retirement expenses, on July 1, 2006 benefit accruals under the Defined Benefit Plan were discontinued for all employees. The benefit accruals for all qualified Rockland Trust employees, including the named executive officers, were therefore frozen at that point in time.

After considering alternative plan designs, long term costs, and competitive offerings, a non-discretionary defined contribution benefit was added as of July 1, 2006 to Rockland Trust's existing 401(k) Savings and Stock Ownership Plan. For each plan participant, the Company contributes five percent (5%) of qualified compensation up to the Social Security taxable wage base and ten percent (10%) of amounts in excess of covered compensation up to the maximum Internal Revenue Service ("IRS") limit for qualified plan compensation. These contributions were designed to be consistent with IRS and Employee Retirement Income Security Act safe harbor provisions for non discrimination to non highly compensated employees. Sentinel Benefits, a compensation and benefit consultant firm, provided actuarial and advisory services to assist the Company in the retirement plan decision made in 2006. The defined contribution benefit applies to all qualified Rockland Trust employees, including the named executive officers.

The actuarially determined present values of the named executives' retirement benefits as of the end of last year are reported in the section entitled “Pension Benefits.”

Employment Agreements

The Company and/or Rockland Trust have entered into employment agreements with the CEO and the other named executive officers, the details of which are summarized below, to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event are included in these employment agreements. The change of control language in employment agreements is designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate. Each employment agreement contains a one year post-employment nonsolicitation obligation, with the CEO additionally being subject to a one year post-employment noncompetition obligation. Any executive who breaches these covenants forfeits any future payments or benefits.

CEO Employment Agreement

In January 2003, the Company and Rockland Trust entered into an employment agreement with Mr. Oddleifson for him to serve as President and CEO of the Company and Rockland Trust beginning February 24, 2003. In April 2005, that employment agreement was amended. In November 2008, Mr. Oddleifson's employment agreement was amended and restated to comply with Section 409A of the Internal Revenue Code. In accordance with market practices for bank CEO employment agreements at the time Mr. Oddleifson’s employment agreement was originally signed, the agreement provides that he will be entitled to a tax gross up for any amounts in excess of IRS 280G limitations.

The agreement provides that in the event of an involuntary termination of Mr. Oddleifson by the Company or Rockland Trust for reasons other than cause, as defined in the agreement, death or disability, as defined in the agreement, or a resignation by Mr. Oddleifson for “good reason,” as defined in the agreement, Mr. Oddleifson would:

•	receive, in a lump sum, his base salary for an amount equal to three years times his then current Base Salary;

•	be entitled to continue to participate in and receive benefits under the Company's group health and life insurance programs for 18 months;

•	receive immediate vesting of all stock options which would generally remain exercisable for the three months following termination;

•	have continued use of his Company-owned automobile for 18 months;

•	receive an additional 18 months of service credit in the Rockland Trust SERP; and

•	be entitled to a tax gross up for any amounts in excess of IRS 280G limitations.

The time vested restricted stock award agreements which the Company has entered into with Mr. Oddleifson provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or resignation by Mr. Oddleifson for “good reason.” The performance based restricted stock agreements provide that, in the event of an involuntary termination for reasons other than “cause” or resignation for “good reason”, Mr. Oddleifson will vest in the number of shares earned based on actual performance achievement, if any, prorated to reflect the number of days he was employed during the relevant performance period, with any earned shares to be paid out at the time they are paid out generally to other grantees.

Resignation for “good reason” under the employment agreement and restricted stock award agreements, means, among other things, the resignation of Mr. Oddleifson within four months after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson's core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company and Rockland Trust; or (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust. Mr. Oddleifson is required to give the Company or Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iii) above.

In the event of a termination of Mr. Oddleifson by the Company or Rockland Trust “for cause,” as defined in the agreement, Mr. Oddleifson would forfeit benefits under the Rockland SERP and would lose the right to exercise his stock options. Upon a termination “for cause,” Mr. Oddleifson would also forfeit any unvested restricted stock, subject to, in certain cases, the Company's right to repurchase the unvested shares for nominal consideration.

In the event of a change of control, as defined in the agreement, following which Mr. Oddleifson (i) is terminated for reasons other than cause, death or disability, or (ii) resigns from employment for any reason, Mr. Oddleifson is entitled to a lump sum of three years base salary plus three times his incentive compensation paid in the preceding 12 months or the plan's target, whichever is greater, plus continued participation in health and life insurance benefits for a three year period. The Company is obligated to credit and fund three years additional service in the Rockland SERP and Mr. Oddleifson is entitled to a tax gross up for any amounts in excess of IRS 280G limitations. His stock award agreements provide that Mr. Oddleifson's unvested restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following termination.

Executive Officer Employment Agreements

The Company and Rockland Trust (in the case of those individuals who are also officers of the Company) has entered into employment agreements with its other executive officers that are, in substance, virtually identical.

These agreements generally provide that if an executive officer is terminated involuntarily for any reason other than "cause," as defined in the agreements, death or disability, as defined in the agreements, or if an executive officer resigns for “good reason,” as defined in the agreements, he or she would be entitled to:

•	receive his/her then current base salary for 12 months;

•
participate in and receive benefits under Rockland Trust's group health and life insurance programs for 12 months or, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes; and,

•	have all stock options previously granted immediately become fully exercisable and remain exercisable generally for a period of three months following his/her termination.

The time vested restricted stock award agreements which the Company has entered into with these executive officers provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or their resignation for “good reason.” The performance based restricted stock agreements which the Company has entered into with these executive officers provide that, in the event of an involuntary termination for reasons other than “cause” or resignation for “good reason”, the executive officer will vest in the number of shares earned based on actual performance achievement, if any, prorated to reflect the number of days the executive officer was employed during the relevant performance period, with any earned shares to be paid out at the time they are paid out generally to other grantees.

Resignation for “good reason” under the employment agreements and restricted stock award agreements, means, among other things, the resignation of an executive officer within four months after (i) Rockland Trust, without the express written consent of the executive officer, materially breaches the agreement to his/her substantial detriment; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes the executive officer's core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each executive officer is required to give Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation for good reason.

If an executive officer is terminated following a change of control, as defined in the agreements, for any reason other than "cause," death or disability, or if such executive officer resigns from employment for any reason during the 30 day period immediately following the first anniversary of the effective date of a change of control, he/she shall receive a lump sum payment equal to 36 months salary, plus a lump sum payment equal to three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan. The Company is obligated to credit and fund three (3) years additional service in the Rockland SERP and the executive officer may continue to participate in and receive benefits under Rockland Trust's group health and life insurance programs for 36 months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit. The executive officer stock award agreements also provide that the executive's unvested time- and performance-based restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following terminations.

Table of Benefits Payable Under Employment Agreements

The following table quantifies the benefits that would have been payable to our named executive officers under their employment agreements and stock award agreements using the five year period ending December 31, 2013 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2014:

		Termination			Net Termination
		Without Cause	Termination	Termination	Benefit Due to
	Termination	or Resignation	Due to	Due to	a Change of
Name	for Cause	for Good Reason	Disability	Death	Control

Christopher Oddleifson
Severance	$—	$1,920,000	$320,000	$—	$3,246,000
Equity Acceleration	—	1,838,604	1,838,604	1,838,604	2,883,314
Medical benefits	—	18,653	12,435	—	64,045
Perquisites	—	9,662	—	—	—
Additional service credit in SERP	—	400,624	—	—	801,248
Income tax gross up	—	—	—	—	766,827
Total	$—	$4,187,543	$2,171,039	$1,838,604	$7,761,434

Robert Cozzone
Severance	$—	$280,000	$—	$—	$1,209,054
Equity Acceleration	—	308,960	308,960	308,960	502,366
Medical benefits	—	10,354	—	—	53,326
280G cutback	—	—	—	—	(476,974)
Total	$—	$599,314	$308,960	$308,960	$1,287,772

Jane Lundquist
Severance	$—	$281,000	$—	$—	$1,269,000
Equity Acceleration	—	596,301	596,301	596,301	983,225
Medical benefits	—	10,354	—	—	53,326
Additional service credit in SERP	—	—	—	—	264,218
280G cutback	—	—	—	—	(210,750)
Total	$—	$887,655	$596,301	$596,301	$2,359,019

Gerry Nadeau
Severance	$—	$350,000	$—	$—	$1,572,000
Equity Acceleration	—	665,182	665,182	665,182	1,248,991
Medical benefits	—	10,354	—	—	53,326
Additional service credit in SERP	—	—	—	—	135,461
280G cutback	—	—	—	—	(225,991)
Total	$—	$1,025,536	$665,182	$665,182	$2,783,787

Denis Sheahan
Severance	$—	$396,000	$—	$—	$1,875,000
Equity Acceleration	—	650,113	650,113	650,113	1,171,391
Medical benefits	—	10,354	—	—	53,326
Additional service credit in SERP	—	—	—	—	200,792
280G cutback	—	—	—	—	(517,978)
Total	$—	$1,056,467	$650,113	$650,113	$2,782,531

Tabular Disclosures Regarding Executive Officers

The following tables provide compensation information for the CEO, CFO, and the Company's three other most highly compensated executive officers in 2014 (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

							Change in Pension Value and
						Non -Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary		(2) (3)	(2) (3)	(1)	(4)	(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher Oddleifson, CEO	2014	$659,201	$—	$644,885	$—	$407,882	$991,108	$65,660	$2,768,736
	2013	$613,269	$—	$582,843	$—	$442,000	$—	$56,178	$1,694,290
	2012	$589,616	$—	$514,485	$9,684	$412,335	$408,545	$73,998	$2,008,663
Robert Cozzone, CFO	2014	$277,385	$—	$153,705	$—	$123,018	$—	$75,061	$629,169
	2013	$220,762	$—	$78,763	$—	$102,000	$—	$23,617	$425,142
	2012	$—	$—	$—	$—	$—	$—	$—	$—
Jane Lundquist, EVP	2014	$289,654	$—	$168,439	$—	$132,954	$422,642	$50,269	$1,063,958
	2013	$270,846	$—	$201,632	$—	$142,000	$14,082	$47,408	$675,968
	2012	$262,981	$—	$177,984	$3,026	$136,500	$90,380	$42,141	$713,012
Gerard Nadeau, EVP	2014	$359,423	$—	$251,264	$—	$165,600	$418,197	$39,074	$1,233,558
	2013	$332,308	$—	$201,632	$—	$174,000	$—	$35,313	$743,253
	2012	$322,308	$—	$177,984	$2,270	$167,500	$201,211	$42,446	$913,719
Denis Sheahan, COO (6)	2014	$408,269	$—	$232,549	$—	$214,131	$457,613	$38,858	$1,351,420
	2013	$347,692	$—	$201,632	$—	$229,000	$—	$35,313	$813,637
	2012	$322,577	$—	$177,984	$5,447	$167,500	$182,248	$42,446	$898,202
(1) The amounts listed in column (g) represent the cash payments which the Board approved for performance in these years pursuant to the Executive Cash Incentive Plan.
(2) The assumptions used in the valuation for the awards reported in the Stock Awards column (column (e)) and the Option Awards column (column (f)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2014 Annual Report on Form 10-K.
(3) The amounts listed in columns (e) and (f) represent the aggregate fair value of the options/awards on the date of grant calculated in accordance with FASB Topic 718. The portion of the amount in column (e) attributable to performance-based restricted shares represents the value at the grant date assuming the probable outcome of performance conditions, which is assumed at the maximum value. The value of each named executive officer’s award at the grant date assuming the highest level of performance achievement, or maximum value, is as follows: Mr. Oddleifson, $226,775, Mr. Cozzone, $54,155, Ms. Lundquist, $60,925, Mr. Nadeau, $88,002, and Mr. Sheahan, $81,233.
(4) The amounts in column (h) represent the aggregate change in the actuarial present value of the individual's accumulated benefits under Rockland Trust's frozen defined benefit plan and under the Rockland SERP. In 2013, the change in actuarial present value of accumulated benefits under these plans for the following named executive officers reflected a negative amount as follows: Mr. Oddleifson, $(31,784); Mr. Cozzone, $(17,000); Mr. Sheahan, $(138,359); Mr. Nadeau, $(164,020), and were therefore omitted from the table. The Restoration Plan and the Nonqualified Deferred Compensation Plan do not provide for above-market earnings.

(5) The amounts in column (i) include the income attributable to dividends on Restricted Stock Awards, 401(k) matching contributions, and employer contributions under the Restoration Plan. Non-perquisite benefits in excess of $10,000 are identified below:

	Dividends on Restricted Stock Awards	Defined contribution plan employer contributions
Christopher Oddleifson	$41,610	$20,150
Robert Cozzone	—	$52,848
Denis Sheahan	$14,808	$20,150
Jane Lundquist	$14,016	$20,150
Gerard Nadeau	$15,024	$20,150
The only individuals with 2014 perquisite/personal benefits aggregated in column (i) which exceeds $10,000 are Mr. Cozzone and Ms. Lundquist. The perquisite benefit includes the value of a Company-owned cars in the amounts of $12,947 and 12,203, respectively. Excluded from this column is the value of Company-owned car for other executives, the amount of which does not exceed $10,000.
(6) Mr. Sheahan resigned from the Company effective as of March 31, 2015.

GRANTS OF PLAN-BASED AWARDS

"Grant Date" refers to the date of stock awards granted during 2014. The grant date fair value of stock awards was calculated, in accordance with the 2005 Employee Stock Plan, as the average of the high and low trading prices on the date of grant for each restricted share granted. The following table provides information relating to the grants of plan-based awards during 2014:

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number	Number	or Base	Value of
		Estimated Future			Estimated Future			of Shares	of Securities	Price of	Equity-
		Payouts Under Non-Equity			Payouts Under			of Stock	Underlying	Option	Based
		Incentive Plan Awards (1)			Equity Incentives Plan Awards (2)			or Units	Options	Awards	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/SH)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Christopher Oddleifson	3/20/2014	$176,000	$352,000	$580,800	1,675	3,350	6,700	10,500	—	—	$551,507
Robert Cozzone	3/20/2014	$49,000	$98,000	$171,500	400	800	1,600	2,500	—	—	$131,406
Jane Lundquist	3/20/2014	$49,175	$98,350	$172,113	600	1,200	2,400	2,700	—	—	$143,352
Gerard Nadeau	3/20/2014	$61,250	$122,500	$214,375	450	900	1,800	4,100	—	—	$215,028
Denis Sheahan	3/20/2014	$79,200	$158,400	$277,200	650	1,300	2,600	3,800	—	—	$199,100
(1) The amounts reported in the Target column represent each named executive officer’s Target Award under the Executive Incentive Plan. The amounts reported in the Threshold column were calculated for each named executive officer assuming that threshold performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and, other than for our CEO, assuming the Individual Performance Factor was attained at 100%. The amounts reported in the Maximum column were calculated for each named executive officer assuming that maximum performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and the Individual Performance Factor was attained at the maximum of 140% (or in the case of our CEO, the maximum of 1.20 times the amount equal to the product of his Target Award multiplied by the Bank Performance Adjustment Factor). See column (g) in the Summary Compensation Table for the actual incentive award paid to each named executive officer.
(2) These amounts represent the threshold, target and maximum number of shares that each named executive officer may earn with respect to the performance-based restricted share awards granted in 2014 subject to achievement of specified levels of ROATE as compared to the peer group as described in the Compensation Discussion and Analysis under “Time Vested and Performance-Based Restricted Stock Awards in 2014.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table set forth below contains individual equity awards that were outstanding as of December 31, 2014 for the named executive officers:

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan Awards:		Plan Awards:
			Plan Awards:					Market	Number of		Market or
	Number of	Number of	Number of			Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares		Shares	Shares,		of Unearned
	Underlying	Underlying	Underlying	Option		or Units		or Units	Units or		Shares, Units
	Unexercised	Unexercised	Unexercised	Exercise	Option	of Stock		of Stock	Other Rights		or Other Rights
	Options	Options	Unearned	Price	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable	Unexercisable	Options	($/SH)	Date	Not Vested		Not Vested	Not Vested		Not Vested
(a)	(a)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Christopher Oddleifson	25,000	—	—	$33.00	2/15/2017
	15,000	—	—	$28.27	2/14/2018
	24,000	—	—	$27.43	2/17/2021
						4,800	(1)	$205,488
						11,100	(2)	$475,191
						14,800	(3)	$633,588
						10,500	(4)	$449,505
									6,700	(5)	$286,827
Robert Cozzone	4,000	—	—	$33.00	2/15/2017
	4,500	—	—	$28.27	2/14/2018
	2,500	—	—	$27.58	2/10/2021
						800	(1)	$34,248
						1,500	(2)	$64,215
						2,000	(3)	$85,620
						2,500	(4)	$107,025
									1,600	(5)	68,496

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan Awards:		Plan Awards:
			Plan Awards:					Market	Number of		Market or
	Number of	Number of	Number of			Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares		Shares	Shares,		of Unearned
	Underlying	Underlying	Underlying	Option		or Units		or Units	Units or		Shares, Units
	Unexercised	Unexercised	Unexercised	Exercise	Option	of Stock		of Stock	Other Rights		or Other Rights
	Options	Options	Unearned	Price	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable	Unexercisable	Options	($/SH)	Date	Not Vested		Not Vested	Not Vested		Not Vested
(a)	(a)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Jane Lundquist	8,000	—	—	$33.00	2/15/2017
	15,000	—	—	$28.27	2/14/2018
	2,166	—	—	$27.43	2/17/2021
						1,800	(1)	77,058
						3,840	(2)	164,390
						5,120	(3)	219,187
						2,700	(4)	115,587
									1,800	(5)	77,058
Gerard Nadeau	5,000	—	—	$33.00	2/15/2017
	10,000	—	—	$29.38	7/19/2017
	15,000	—	—	$28.27	2/14/2018
	6,500	—	—	$27.43	2/17/2021
						1,800	(1)	77,058
						3,840	(2)	164,390
						5,120	(3)	219,187
						4,100	(4)	175,521
									2,600	(5)	111,306
Denis Sheahan	10,000	—	—	$33.00	2/15/2017
	17,000	—	—	$28.27	2/14/2018
	6,500	—	—	$27.43	2/17/2021
						1,800	(1)	77,058
						3,840	(2)	164,390
						5,120	(3)	219,187
						3,800	(4)	$162,678
									2,400	(5)	102,744

(1) This stock award vests evenly over a five-year period beginning on February 17, 2011. These remaining unvested shares will vest evenly on each of February 17, 2015, and 2016.
(2) This stock award vests evenly over the five-year period beginning February 16, 2012. These remaining shares will vest evenly on each of February 16, 2015, 2016, and 2017.
(3) This stock award vests evenly over the five-year period beginning February 14, 2013. These remaining unvested shares will vest evenly on each of February 14, 2015, 2016, 2017, and 2018.
(4) This stock award vests evenly over the five-year period beginning March 20, 2013. These remaining unvested shares will vest evenly on each of March 20, 2015, 2016, 2017, 2018 and 2019.
(5) This performance-based restricted share award will vest based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2014 to December 31, 2016. Any shares earned will vest upon compensation committee certification of performance achievement following completion of the performance period. Amounts shown here are reported at maximum.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized thereon:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	Upon Exercise	Vesting	on Vesting
(a)	(b)	(c)	(b)	(e)

Christopher Oddleifson	46,000	$268,970	16,400	$583,478
Robert Cozzone	5,000	$18,800	2,200	$79,060
Jane Lundquist	25,104	$144,264	6,060	$215,465
Gerard Nadeau	6,500	$44,005	6,060	$215,465
Denis Sheahan	12,000	$47,040	6,060	$215,465

Pension Benefits

The Rockland Trust SERP Participation Agreements provide for an annual benefit payable at age 65 to the executive upon termination of employment at age 62 or later. Should the executive terminate employment prior to age 62, the benefit is prorated based on the executive's benefit service as of employment termination relative to the executive's projected benefit service at age 65. The accumulated benefit shown in the table has been calculated assuming the executive terminated employment as of December 31, 2014. The present value of accumulated benefit has been calculated assuming the executive will start receiving his or her pension at age 65. The assumptions used for the Rockland SERP are those required under U.S. GAAP, including a discount rate of 3.84% which is based on the investment yield of high quality corporate bonds available in the market place as determined by the Citigroup Pension Liability Index as well as post-retirement mortality according to the RP2000 Annuity Mortality Table with projected mortality improvements from 2000 to 2020 using Projection Scale AA. The discount rate used for computing the Defined Benefit Plan present value of accumulated benefit is 6.44%, which is based on the 24 month segment rate as published by the IRS adjusted for the 25 year average segment rate in accordance with the 2012 Moving Ahead for Progress in the 21st Century Act, as amended by the Highway and Transportation Funding Act of 2014.

The following table provides details of the present value of the accumulated benefit and years of credited service for the named executive officers under the Company's qualified and non-qualified retirement programs as of December 31, 2014:

			Present Value of
	Plan	Number of Years	Accumulated	Payments During
Name	Name	Credited Service	Benefit	Last Fiscal Year
(a)	(b)	(c)	(d)	(e)

Christopher Oddleifson	Defined Benefit Plan	2.417	$95,000	$—
	Rockland SERP	10.917	$2,915,655	$—
Robert Cozzone	Defined Benefit Plan	6.667	$85,000	$—
	Rockland SERP	—	$—	$—
Jane Lundquist	Defined Benefit Plan	0.917	$45,000	$—
	Rockland SERP	9.750	$858,707	$—
Gerard Nadeau	Defined Benefit Plan	22.500	$648,000	$—
	Rockland SERP	30.500	$1,377,196	$—
Denis Sheahan	Defined Benefit Plan	8.917	$257,000	$—
	Rockland SERP	18.417	$1,232,634	$—

Nonqualified Deferred Compensation

As discussed above in the Compensation Discussion and Analysis under “Retirement Plans - Nonqualified Retirement Plans for Executive Officers,” in June 2014 our Board adopted the Independent Bank Corp. and Rockland Trust Company Nonqualified Deferred Compensation Plan and in December 2014 adopted the Rockland Trust Company 401(k) Restoration Plan.

Restoration Plan. The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing tax qualified Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations.

The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding any discretionary bonuses. The Board approved the participants in the Restoration Plan, including each of our named executive officers and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan.

Company contributions to the Rockland Trust 401(k) plan are restricted by Internal Revenue Service (“IRS”) limits on compensation into qualified plans. The Restoration Plan restores the Company contributions into the 401(k) plan which were limited as a result of the IRS compensation limits. The Restoration Plan incorporates the following Company contributions, consistent with the 401(k) plan: the Company match, calculated at 25% of the first 6% of deferrals; the Company non-elective contribution of 5% of salary up to the Social Security taxable wage base; and, the Company supplemental non-elective contribution of 10% of salary from the Social Security taxable wage base up to the IRS compensation limit. The Company contributions into the 401(k) Plan limited by the IRS compensation limits, in addition to the Company contributions on the annual incentive compensation, are to be funded into the participant’s Restoration Plan account on an annual basis.

The Restoration Plan also provides for additional, discretionary contributions, as approved by the Board. Additional discretionary contributions have been approved for Mr. Cozzone and are described in the Compensation Discussion and Analysis under “Retirement Plans - Nonqualified Retirement Plans for Executive Officers”.

In addition to receiving the Company contributions described above, Restoration Plan participants may elect to defer receipt of all or any portion of their base salary. There is no limit on the amount of base salary that a participant may defer.

Restoration Plan participants have the right to direct the investment of their account balance by choosing from among investment alternatives made available by the plan administrator, provided that if a participant has not satisfied the Company’s stock ownership guidelines, the participant’s account balance will be automatically invested in Company stock to the extent necessary to satisfy the participant’s compliance with the guidelines. Each participant’s account under the plan will be credited with earnings or losses arising from investment performance. A participant’s account balance will be paid out, subject to plan terms, upon a separation from service, or upon death or disability, in a lump sum unless the participant has elected annual installment payments.

Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan permits highly compensated employees of the Company and/or Rockland Trust who participate in the annual incentive plans of the Company and/or Rockland Trust, a group determined by the compensation committee which includes, but is not limited to, the named executive officers, to defer receipt of all or a portion of any incentive award. No other form of compensation is eligible for deferral under this plan. The compensation committee administers the plan and annually selects the employees who are eligible to participate. Each participant has the right to direct investment of their account balance by choosing from among the investment alternatives made available by the plan administrator, and each account will be credited with earnings or losses arising from investment performance. A participant’s account balance will be paid out, subject to plan terms, upon a separation from service, or upon death or disability, in a lump sum payment unless the participant has elected annual installment payments.

The following table provides details regarding our named executive officers’ participation in our nonqualified Restoration Plan and Nonqualified Deferred Compensation Plan as of December 31, 2014. Mr. Cozzone, Ms. Lundquist and Mr. Sheahan were the only named executive officers with any account balance under those plans as of fiscal year end.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(e)	(f)

Christopher Oddleifson	Restoration	—	—	—	—	—
	NQDC	—	—	—	—	—
Robert Cozzone	Restoration	—	$32,698	—	—	$32,698
	NQDC	—	—	—	—	—
Gerard Nadeau	Restoration	—	—	—	—	—
	NQDC	—	—	—	—	—
Jane Lundquist	Restoration	—	—	—	—	—
	NQDC	$132,954	—	—	—	$132,954
Denis Sheahan	Restoration	—	—	—	—	—
	NQDC	$107,066	—	—	—	$107,066

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of January 31, 2015, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and all executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class (1)

BlackRock, Inc.	2,119,025	(2)	8.80%
55 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc	1,628,587	(2)	6.79%
100 Vanguard Blvd.
Malvern, PA 19355
Macquarie Group Limited	1,483,207	(2)	6.19%
1 Martin Place Sydney
New South Whales, Australia
Donna L. Abelli	8,701		**
William P. Bissonnette	19,011	(3)	**
Robert Cozzone	26,813		**
Kevin J. Jones	123,567	(4)	**
Jane L. Lundquist	58,187		**
Eileen C. Miskell	22,299		**
John J. Morrissey	9,186		**
Gerard Nadeau	72,158	(5)	**
Daniel F. O'Brien	29,687		**
Christopher Oddleifson	163,700		**
Carl Ribeiro	21,105	(6)	**
Denis K. Sheahan	85,210	(7)	**
John H. Spurr, Jr.	136,757	(8)	**
Brian S. Tedeschi	42,947		**
Thomas R. Venables	32,498	(9)	**
Directors and executive officers as a group (18 Individuals)	935,052	(10)	3.86%
___________
** less than one percent

(1)
Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) as of January 31, 2015. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has, or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock, which are subject to stock options exercisable within 60 days of January 31, 2015, are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person. See section entitled “Executive Officer Information.”

(2)	Shares owned as of December 31, 2014, based upon public filings with the SEC.

(3)	Includes 5,218 shares owned jointly by Mr. Bissonnette and his spouse in broker name.

(4)
Includes 17,000 shares owned by Mr. Jones and his spouse, jointly, 9,406 shares owned by Mr. Jones' wife, individually, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers' Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares.

(5)	Includes 19,283 shares owned jointly by Mr. Nadeau and his spouse in broker name and 397 shares owned by children over which Mr. Nadeau has custodial powers.

(6)	Includes 3,950 shares held in broker name for benefit of Mr. Ribeiro's spouse.

(7)	Includes 23,406 shares owned jointly by Mr. Sheahan and his spouse in broker name, includes 3,030 shares held in Mr. Sheahan's name as custodian for his children.

(8)
Includes 6,872 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 3,103 shares held in the name of John H. Spurr, Jr. 2014 Trust, on which Mr. Spurr is a Trustee and Life Beneficiary. Includes 662 shares owned by Mr. Spurr's wife, individually, and 100,000 shares owned of record by A. W. Perry Security Corporation, of which Mr. Spurr is President.

(9)	Includes 9,465 shares owned jointly by Mr. Venables and his spouse in broker name.

(10)
This total includes a total of 226,566 shares, which the group has a right to acquire within 60 days of January 31, 2015 through the exercise of stock options granted pursuant to the Company's Stock Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and holders of 10% or more of the Company's common stock, to file reports on Forms 3, 4, and 5 with the SEC to indicate ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of those reports. Based solely upon a review of those reports and any amendments thereto, the Company believes that during the year ending December 31, 2014 filing requirements under Section 16(a) were complied with in a timely fashion, except as described in the following paragraph.

In October 2014, executive officer Barry H. Jensen exercised 5,000 stock options through a broker assisted transaction. Due to an inadvertent delay in the broker providing the Company with information, the sale was not reported on a Form 4 until six days after the transaction.

Solicitation of Proxies and Expenses of Solicitation

The proxy form accompanying this proxy statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $8,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Annex A

Amendment to Article VI, Section of the Articles of Organization of Independent Bank Corp.

Section 1. By-laws. The Board of Directors may alter, amend, repeal, adopt or otherwise modify the By-laws of the Corporation, except as may be prohibited or otherwise provided by the By-laws, these Articles of Organization, or by law. The By-laws of the Corporation may, but are not required to, provide that in an uncontested director election, a nominee for Director shall be elected to the board of directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with abstentions and broker non-votes not counted as a vote “for” or “against” such nominee’s election), and in a contested election, directors shall be elected by a plurality of the votes cast. An election will be considered contested if there are more persons nominated for election than there are Directors to be elected, determined as of the tenth business day preceding the date of the Corporation’s first notice to shareholders of the applicable meeting sent pursuant to the By-laws.

Amendments to Article Second, Section 7 and Article Third, Section 4 of Independent Bank Corp. By-Laws:

Section 7. Action at Meeting. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the stockholders ~~of a majority of the stock present or represented and~~ and shall be approved if the votes cast “for” the action by stockholders entitled to vote ~~and voting on such matter~~ on such action exceed the votes cast “against” the action, except where a different vote is required by law, the Articles of Organization or these By-Laws. ~~Any~~

A nominee for Director shall, in an uncontested election, be elected to the Board of Directors by the stockholders if the votes cast “for” such nominee’s election by stockholders ~~shall be determined~~ entitled to vote thereon exceed the votes cast “against” such nominee’s election. In a contested election, Directors shall be elected by a plurality of the votes cast ~~by the stockholders entitled to vote at the~~. An election will be considered contested if there are more persons nominated for election than there are Directors to be elected, determined as of the tenth business day preceding the date of the corporation’s first notice to shareholders of the applicable meeting sent pursuant to Section 4 of this Article Second. No ballot shall be required for ~~such~~ the election unless requested by a stockholder present or represented at the meeting and entitled to vote ~~in the election~~.

For purposes of any action of the stockholders, broker non-votes shall not be counted as a vote “for” or “against” a matter or election, and abstentions shall not be counted as a vote “for” or “against” a matter or election.

Section 4. Election of Directors. At each meeting of the stockholders for the election of Directors at which a quorum is present, ~~the persons receiving a plurality of the votes among the nominees for the vacancies then being filled shall be the Directors. Such election shall be by ballot whenever requested by any person entitled to vote at such meeting; but unless so requested, such election may be conducted in any way approved at such meeting.~~ Directors shall be elected in accordance with Section 7 of Article Second.

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 21, 2015.

Vote by Internet

- Go to **www.envisionreports.com/INDB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees for Class I Directors listed and FOR Proposals 2, 3, and 4.

1. Reelect the following Class I Directors:

Nominee	For	Withhold
01 - Donna L. Abelli	☐	☐
02 - Kevin J. Jones	☐	☐
03 - John J. Morrissey	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 2 3 4 6 5 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

Proxy — INDEPENDENT BANK CORP.

THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS

The undersigned shareholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors (hereinafter the "Proxy Statement"), appoint(s) Edward H. Seksay attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Independent Bank Corp. to be held at the Holiday Inn - Rockland - Boston South, 929 Hingham Street, Rockland, Massachusetts on Thursday, May 21, 2015 at 10:00 a.m., Eastern Standard Time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Corporate Secretary of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.

The undersigned confer(s) upon Edward H. Seksay discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency.

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED FOR ALL PROPOSALS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDER.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Vote by Internet
- Go to **www.envisionreports.com/INDB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice & Admission Ticket

1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Independent Bank Corp. Shareholder Meeting to be Held on May 21, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/INDB

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/INDB** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, including a proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 11, 2015 to facilitate timely delivery.

C O Y

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Shareholder Meeting Notice & Admission Ticket

Independent Bank Corp.'s Annual Meeting of Shareholders will be held on May 21, 2015 at Holiday Inn - Rockland - Boston South, 929 Hingham Street, Rockland, Massachusetts 02370, at 10:00 a.m. Eastern Standard Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR all proposals.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Independent Bank Corp. 2015 Annual Meeting

Directions to the Independent Bank Corp. 2015 annual meeting are available in the proxy statement, which can be viewed at www.envisionreports.com/INDB.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/INDB**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Independent Bank Corp." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 11, 2015.

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